UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

NIAGARA MOHAWK POWER CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2987	15-0265555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Erie Boulevard West, Syracuse, New York	13202
(Address of principal executive offices)	(Zip Code)

(315) 474-1511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
3.6 % Cumulative Preferred Stock	NMK-B	New York Stock Exchange
3.9 % Cumulative Preferred Stock	NMK-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Delisting and Deregistration of Preferred Stock

Niagara Mohawk Power Company (“NMPC”), an indirect wholly-owned subsidiary of National Grid plc (“NG”), together with NG publicly announced on December 11, 2023 its intention to voluntarily delist its 3.60% Preferred Stock and 3.90% Preferred Stock, which are both guaranteed fully and unconditionally by NG (together with the applicable guarantees by NG, the “Preferred Stock”) from the New York Stock Exchange (the “NYSE”) by filing Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about December 21, 2023. NMPC has provided written notice to the NYSE of such intent to voluntarily delist the Preferred Stock. Approximately ten days after the filing of the Form 25, NMPC and NG also expect to be able to deregister the Preferred Stock from registration with the SEC by filing Form 15 with the SEC.

A copy of the press release announcing the NMPC and NG’s intention to delist and deregister the Preferred Stock is furnished as Exhibit 99.1 hereto. This exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act and shall not be incorporated by reference in any filing by the Registrant under the U.S. Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 11, 2023, issued by National Grid plc.

104.	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Niagara Mohawk Power Corporation

Dated: December 11, 2023

	By:	/s/ Christina Bostic
	Name:	Christina Bostic
	Title:	Treasurer